As filed with the Securities and Exchange Commission on May 7, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

QUINTON CARDIOLOGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-3300396 (I.R.S. Employer Identification No.)

3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Address, including zip code, and telephone number, including area code of principal executive offices)

Quinton Cardiology Systems, Inc. 1998 Amended And Restated Equity Incentive Plan
Quinton Cardiology Systems, Inc. 2002 Stock Incentive Plan
Quinton Cardiology Systems, Inc. 2002 Employee Stock Purchase Plan
(Full title of the plans)

John R. Hinson
President
Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, Washington 98021
(425) 402-2000
(Name, address and telephone number, including area code, of agent for service)
______________________

Copies to:

Stewart Landefeld
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington 98101-3099
(206) 583-8888
______________________

CALCULATION OF REGISTRATION FEE

	Amount to Be	Proposed Maximum		Proposed Maximum	Amount of
Title of Securities to be Registered	Registered(1)	Offering Price Per Share		Aggregate Offering Price	Registration Fee

Common Stock, no par value, under the:
1998 Amended and Restated Equity Incentive Plan	1,217,366 (2)	$1.78	(3)	$2,166,911.48	$199.36
2002 Stock Incentive Plan	3,090,151	$7.00	(4)	$21,631,057.00	$1,990.06
2002 Employee Stock Purchase Plan	1,136,360	$7.00	(4)	$7,954,520.00	$731.82

TOTAL	5,443,877			$31,752,488.48	$2,921.24

(1)	Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant’s outstanding common stock.

(2)	Represents the number of shares subject to outstanding options under the 1998 Amended and Restated Equity Incentive Plan. These shares may be issued under the 2002 Stock Incentive Plan if the related options expire or terminate without being exercised.

(3)	Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price of $1.78 per share represents the weighted average of the per share exercise prices of currently outstanding options, which range from $0.22 per share to $3.30 per share.

(4)	Estimated as of April 30, 2002, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $7.00 per share, which is the initial public offering price of the common stock.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

                    (a)    The Registrant’s prospectus filed on May 7, 2002, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”); and

                    (b)    The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on April 25, 2002, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

           All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

Item 6.   DIRECTOR AND OFFICER INDEMNIFICATION AND LIMITATIONS ON LIABILITY

           Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s amended and restated articles of incorporation reduce the liability of a director to the Registrant or its stockholders for monetary damages to the fullest extent permissible under California law, and authorize the Registrant to indemnify its officers and directors (and other agents) to the maximum extent permitted under California law. The Registrant’s amended and restated bylaws provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

Item 8.   EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	Quinton Cardiology Systems, Inc. 1998 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)

99.2	Quinton Cardiology Systems, Inc. 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)

99.3	Quinton Cardiology Systems, Inc. 2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)

Item 9.   UNDERTAKINGS

A.     The undersigned Registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii)   To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)    To remove from registration by means of a post-effective amendment any of the securities being registered that which remain unsold at the termination of the offering.

B.      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 7th day of May, 2002.

QUINTON CARDIOLOGY SYSTEMS, INC.

By: /s/ John R. Hinson John R. Hinson Its President

POWER OF ATTORNEY

           Each person whose individual signature appears below authorizes John R. Hinson or Ruediger Naumann-Etienne, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 7th day of May, 2002.

SIGNATURE	TITLE

/s/ Ruediger Naumann-Etienne Ruediger Naumann-Etienne	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ John R. Hinson John R. Hinson	President, Chief Operating Officer and Director

/s/ Michael K. Matysik Michael K. Matysik	Senior Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)

/s/ William R. Hambrecht William R. Hambrecht	Director

/s/ John D. Delafield John D. Delafield	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1	Consent of Arthur Andersen LLP

23.2	Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (see signature page)

99.1	Quinton Cardiology Systems, Inc. 1998 Amended and Restated Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)

99.2	Quinton Cardiology Systems, Inc. 2002 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)

99.3	Quinton Cardiology Systems, Inc. 2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (No. 333-83272) filed on February 22, 2002)